Exhibit 99.1
INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
Southern Container Corp.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders’ equity and of cash flows present fairly, in all material respects, the financial position of Southern Container Corp. and its Subsidiaries (the “Company”) at December 30, 2006 and December 31, 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 30, 2006 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

June 20, 2007
Melville, NY

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND DECEMBER 30, 2006

	2005	2006
	(Dollars in thousands)

ASSETS
Current assets
Cash and cash equivalents	$62,143	$55,089
Restricted cash	4,396	4,945
Escrow fund — bonds	12,500	—
Accounts receivable, net allowance for doubtful accounts of $831 in 2005 and $2,482 in 2006	33,809	44,131
Inventories	26,713	36,313
Receivables from related parties	7,795	3,773
Other current assets	1,559	3,254

Total current assets	148,915	147,505

Property, plant and equipment, at cost	568,295	656,351
Less accumulated depreciation	264,172	316,653

Property, plant and equipment, net	304,123	339,698

Equity investments	8,584	1,311
Restricted cash and investments	10,764	10,773
Goodwill	3,573	20,111
Other assets	10,256	16,983

Total assets	$486,215	$536,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$23,121	$23,994
Accrued expenses	32,144	47,483
Current maturities of long-term debt	5,750	14,948
Dividends payable to minority members of SPLLC	354	386
Income taxes payable	119	162

Total current liabilities	61,488	86,973

Long-term debt	186,750	161,181
Deferred income taxes	230	9,519

Total liabilities	248,468	257,673

Minority interest in subsidiary	14,372	14,041

Commitments and contingencies (Note 12)
Stockholders’ equity
Common stock, $10 par value; authorized 3,500 shares; issued and outstanding 1,534 shares in 2005 and 2006, respectively	15	15
Retained earnings	223,360	264,652

Total stockholders’ equity	223,375	264,667

Total liabilities & stockholders’ equity	$486,215	$536,381

The accompanying notes are an integral part of these consolidated financial statements.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 25, 2004, DECEMBER 31, 2005 AND DECEMBER 30, 2006

	2004	2005	2006
	(Dollars in thousands)

Net sales	$359,470	$416,648	$504,032

Costs and expenses
Cost of sales	267,824	324,672	364,085
Selling, general and administrative expenses	33,346	41,584	61,220
Gain on sale of property, plant and equipment, net	(1,063)	(94)	(1,837)

	300,107	366,162	423,468

	59,363	50,486	80,564

Other (expense) income
Interest expense	(11,629)	(11,939)	(14,529)
Interest income	1,382	2,853	3,839
(Loss) gain from equity investments, net of impairment	1,075	197	(524)

	(9,172)	(8,889)	(11,214)

Income before provision for income taxes and minority interest	50,191	41,597	69,350
Provision for income taxes	328	255	1,532

Income before minority interest	49,863	41,342	67,818
Minority interest in net earnings of subsidiaries	(8,500)	(9,778)	(10,449)

Net income	$41,363	$31,564	$57,369

The accompanying notes are an integral part of these consolidated financial statements.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 25, 2004, DECEMBER 31, 2005 AND DECEMBER 30, 2006

		Capital in		Total
	Common	Excess of	Retained	Stockholders’
	Stock	par value	Earnings	Equity
	(Dollars in thousands)

Balance at December 27, 2003	16	$4,497	$172,806	$177,319
Dividends	—	—	(6,868)	(6,868)
Repurchase and retirement of 19 shares of common stock	—	(2,365)	—	(2,365)
Net income	—	—	41,363	41,363

Balance at December 25, 2004	16	2,132	207,301	209,449
Dividends	—	—	(15,265)	(15,265)
Repurchase and retirement of 16 shares of common stock	(1)	(2,132)	(240)	(2,373)
Net income	—	—	31,564	31,564

Balance at December 31, 2005	15	—	223,360	223,375

Dividends	—	—	(16,077)	(16,077)
Net income	—	—	57,369	57,369

Balance at December 30, 2006	15	$—	$264,652	$264,667

The accompanying notes are an integral part of these consolidated financial statements.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 25, 2004, DECEMBER 31, 2005 AND DECEMBER 30, 2006

	2004	2005	2006

Cash flows from operating activities
Net income	$41,363	$31,564	$57,369
Adjustments to reconcile net income to net cash provided by operating activities
Minority interest in net earnings of subsidiaries	8,500	9,778	10,449
Loss (gain) from equity in investments, net of impairment	(1,075)	(197)	524
Depreciation and amortization	37,792	38,068	46,854
Provision for losses on accounts receivable, trade	359	367	1,980
Gain on sale of property, plant and equipment, net	(1,063)	(94)	(1,837)
Deferred income taxes	—	70	783
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable, trade	(11,399)	331	11,066
Inventories	(4,558)	(1,502)	(2,894)
Other current assets	(308)	799	(927)
Other assets, net	(1,357)	1,360	5,124
Accounts payable	5,555	3,584	(13,745)
Accrued expenses	(2,041)	2,794	(7,222)
Dividend payable	—	—	27
Income taxes payable	85	(217)	(243)

Net cash provided by operating activities	71,853	86,705	107,308

Cash flows from investing activities
Proceeds from sales of property, plant and equipment	1,689	2,862	6,321
Purchases of customer lists and goodwill	—	(1,091)	—
Purchases of property, plant and equipment	(33,205)	(19,031)	(27,050)
Redemption of restricted marketable securities	—	—	1,491
Business acquisitions net of cash acquired	(1,457)	(1,420)	(32,330)

Net cash used in investing activities	(32,973)	(18,680)	(51,568)

Cash flows from financing activities
Change in:
Restricted cash and investments	(2,470)	2,065	(2,049)
Escrow funds, net	—	—	12,500
Receivables from stockholders and related parties	49	(4,381)	10,520
Proceeds from issuance of long term debt	—	—	2,778
Principal payments and retirement of long-term debt	(6,850)	(21,050)	(58,710)
Repurchase of common stock	(2,365)	(2,373)	—
Dividends	(6,868)	(15,265)	(16,077)
Minority interest in dividends paid by subsidiaries	(11,523)	(13,524)	(11,756)

Net cash used in financing activities	(30,027)	(54,528)	(62,794)

Net change in cash and cash equivalents	8,853	13,497	(7,054)
Cash and cash equivalents
Beginning of period	39,793	48,646	62,143

End of period	$48,646	$62,143	$55,089

See note 13 for non cash activities.

The accompanying notes are an integral part of these financial statements.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 25, 2004, DECEMBER 31, 2005 AND DECEMBER 30, 2006

1.	Description of Business

Southern Container Corp. (SCC) and its subsidiaries design, print, manufacture and sell a diversified line of corrugated shipping containers and related products. SCC’s majority owned subsidiary, Solvay Paperboard LLC, operates three contiguous recycled containerboard machines in Solvay, New York.

During 2006 SCC acquired 100% of Schiffenhaus Industries, Inc. and its two wholly owned subsidiaries (SII) and Preflex LLC (PRE). At December 30, 2006 and December 31, 2005, respectively, SCC had an 86.9% and 75% interest in Solvay Paperboard LLC (SPLLC), a 68% and 76% interest in GraphCorr LLC (GC), a 66.7% and 33% interest in Schiffenhaus Canada Inc. (SCI) and a 50% and 25% interest in Schiffenhaus California LLC (SC).

On October 31, 2007, the Company entered into an agreement to acquire the remaining 13.1% minority interest in SPLLC effective January 31, 2008 for approximately $55,000.

2.	Acquisition

In February 2006, SCC acquired 100% of the common stock of SII. SII is engaged principally in the manufacture and sale of corrugated packaging for industrial customers located predominantly in the northeastern United States. The aggregate consideration paid was approximately $28,875, including a net working capital adjustment and expenses attributable to the acquisition. The results of the operations of SII have been included in the Company’s consolidated statement of earnings as of the date of acquisition. The following assets and liabilities were acquired, net of cash of $55:

Accounts receivable	$21,280
Other receivables	3,416
Inventories	6,389
Prepaid expenses and other current assets	439
Fixed assets	11,585
Investment in subsidiaries	23,902
Other assets	7,261
Goodwill	14,311
Intangible assets	3,500
Accounts payable and accrued expenses	(36,643)
Deferred tax liability	(6,368)
Long term debt	(20,252)

$28,820

Included in the assets of SII acquired was a 49% interest in Preflex LLC (PRE). Subsequently, in November 2006, SCC acquired the remaining 51% interest in PRE for $3,510. The goodwill recorded as a result of this acquisition was $2,179.

3.	Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The 2006 consolidated financial statements include the consolidation of all the entities noted in Note 1 above (collectively, the Company). The 2004 and 2005 consolidated financial statements include the accounts of SCC and SPLLC; all other entities were accounted for under the equity method of accounting. Income applicable to equity investments is reflected in other income and expense. Minority interest represents the minority members’ proportionate share of the equity in the Company’s consolidated subsidiaries. All significant inter-company transactions and balances have been eliminated. The Company utilizes a 52/53-week fiscal year which ends on the

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

last Saturday of the year. Where reference is made to December 2004, 2005, and 2006, it pertains to the 52, 53 and 52 weeks ended December 25, 2004, December 31, 2005, and December 30, 2006, respectively.

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates. Significant estimates relate to goodwill, self-insurance reserve and the reserve for account receivables.

Revenue Recognition

The Company records revenue when title and risk of ownership pass to the customer and when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable and when collectibility is reasonably assured. Amounts charged to customers for delivery are included in net sales, and costs of delivery are included in cost of sales in the accompanying consolidated statements of operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments or those that have original maturities of three months or less to be cash equivalents. Cash equivalents include time deposits, money market funds, and commercial paper.

Account Receivable and Allowances

Receivables consist primarily of customer receivables. Management determines the allowance for doubtful accounts based on historical experience.

Inventories

Inventories are stated at the lower of cost or market. The Company uses the first-in, first-out (FIFO) method of determining inventory cost.

Derivative Financial Instruments

The Company uses derivatives to manage exposure to interest rate fluctuations. The Company’s objective for holding derivatives is to minimize the volatility of cash flows associated with changes in interest rates. The Company does not enter into derivative transactions for trading or speculative purposes.

The Company recognizes derivatives as either assets or liabilities in the consolidated balance sheet and measures these instruments at fair value. Changes in the fair value of those instruments will be reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the consolidated financial statements will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of the cash flows. The Company’s derivatives do not meet the requirements for hedge accounting treatment under the criteria of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and therefore gains and losses arising from changes in fair market value are recorded in the statements of income.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the assets as follows:

Building and improvements	7 to 40 years
Machinery and equipment	2 to 12 years
Transportation equipment	5 to 10 years
Furniture and fixtures	3 to 10 years

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Maintenance and repairs are charged to expense as incurred and improvements that extend the useful lives of assets are capitalized. Upon retirement or disposal, the asset cost and related accumulated depreciation and amortization is eliminated from the respective accounts and the resulting gain or loss, if any, is reflected in earnings.

Impairment of Long-Lived Assets

The Company applies the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets.” Long-lived assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. In reviewing for impairment, the Company compares the carrying value of the assets to the estimated undiscounted future cash flows expected from the use of the assets and their eventual disposition. When the estimated undiscounted future cash flows are less than their carrying amount, an impairment loss is recognized equal to the difference between the assets’ fair value and its carrying amount. The Company believes the future cash flows to be received from its long-lived assets exceed the assets’ carrying value, and accordingly, the Company has not recognized any impairment losses for the years ended December 2004, December 2005, and December 2006.

Goodwill

The Company accounts for goodwill under the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). SFAS 142 requires the use of non-amortization approach to account for purchased goodwill and intangibles with indefinite lives. Under a non-amortization approach, goodwill and intangibles are not amortized into results of operations, but instead are reviewed for impairment, and an impairment charge is recorded in the periods in which the recorded carrying value of goodwill is more than its estimated fair value. The provisions of SFAS No. 142 also require that a goodwill impairment test be performed annually or on the occurrence of other events that indicate a potential impairment.

As required, the Company computed its annual impairment testing prescribed by SFAS No. 142 during the years ended December 2004, December 2005 and December 2006, and, as a result, no impairment adjustment was required for 2004 and 2006. In 2005, SCC determined that an equity method investment had experienced a loss in value that is other than a temporary decline, resulting in an impairment loss of $1,000. The change in goodwill of $16,538 in 2006 relates to the acquisition (note 2).

Investments

The Company classifies its portfolio of restricted marketable debt securities as “held-to-maturity” and therefore such securities are recorded at amortized cost in accordance with the provisions of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Securities held-to-maturity are those securities the Company has the ability and intent to hold to maturity. A decline in the fair value of a held-to-maturity security that is deemed other than temporary results in a charge to earnings resulting in the establishment of a new cost basis for the security, and interest income is recognized when earned.

Self Insurance

The Company is partially self-insured for liabilities relating to medical and workers’ compensation claims. Expenses are accrued based upon the Company’s estimates of the aggregate liability for claims incurred based upon Company experience. Changes in actual experience could cause these estimates to change in the near term. At December 2005 and December 2006, a reserve for claims incurred but not reported is included in accrued expenses. Reserves are regularly evaluated for adequacy based on the most current available information.

Other Assets, Net

Other assets consist primarily of debt issuance costs of $7,227 at December 2005 and $7,285 at December 2006 that are being amortized over the terms of the debt agreements. Accumulated amortization for these costs were $1,791 and $3,055 at December 2005 and 2006, respectively. Also included in other assets at December 2005 and

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2006 are non-compete covenants in the amount of $1,100 and $1,800 that are being amortized over the life of the covenants. Accumulated amortization for the covenants was $508 and $865 at December 2005 and 2006, respectively. Also included in other assets at both December 2005 and 2006 are customer lists in the amount of $2,449 that are being amortized over five years and other intangibles in the amount of $876. Accumulated amortization for the customer lists was $226 and $716 at December 2005 and 2006, respectively.

Annual amortization of intangibles for each of the five fiscal years subsequent to December 30, 2006 are as follows:

2007	$2,391
2008	1,757
2009	1,592
2010	1,355
2011	270

$7,365

Foreign Currency Translation

Assets and liabilities of SCI are translated into U.S. dollars using the exchange rate in effect at the balance sheet date. Results of its operations are translated using the average exchange rates during the period. Translation gains and losses were immaterial.

Shipping and Handling Costs

The Company classifies shipping and handling costs as part of cost of sales. Shipping and handling costs were $15,550, $20,302 and $24,035 for the years ended December 2004, 2005 and 2006, respectively.

Income Taxes

SCC and certain of its subsidiaries have elected to be taxed as S Corporations for federal and most state tax purposes. Accordingly, for these entities, no provision has been made for federal tax purposes, and state taxes have been provided only for those states that impose an income or franchise tax on S Corporations.

As disclosed in Note 2, SCC acquired the stock of SII in 2006. SII is taxable as a C Corporation for federal and state tax purposes and such taxes have been provided in these statements.

The Company has decided to permanently reinvest its Schiffenhaus’ share of the undistributed earnings of its foreign affiliate (SCI) ($8,903 at December 2006) and therefore, has not provided U.S. income taxes on the repatriation of such earnings.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company expects to fully realize its deferred tax assets.

New Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109” (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). Under FIN 48, the consolidated financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

facts, but without considering time values. FIN 48 is likely to cause greater volatility in earnings as more items are recognized discretely within income tax expense. FIN 48 also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. For non-publicly held companies, FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2008 (fiscal year 2009 for us). Management is currently evaluating the impact that FIN 48 will have on our financial position and results of operations upon adoption.

In September 2006, the FASB issued SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS No. 158 requires an employer to recognize the funded status of defined benefit postretirement plans as an asset or liability on the balance sheet and requires any unrecognized prior service cost and actuarial gains/losses to be recognized in other comprehensive income. In addition, SFAS No. 158 requires that changes in the funded status of a defined benefit postretirement plan be recognized in comprehensive income in the year in which the changes occur. The requirement to recognize the funded status of a defined benefit postretirement plan and other disclosure requirements of SFAS No. 158 are effective for fiscal years ending after December 15, 2007. Management is evaluating the impact of the adoption of SFAS No. 158 on the company’s consolidated financial position and results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement would be determined based on the assumptions that market participants would use in pricing the asset or liability. SFAS 157 is effective for fiscal years beginning after November 15, 2007 (fiscal year 2008 for us). Management is currently evaluating the impact, if any, upon adoption.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. This provides entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without being required to apply complex hedge accounting provisions. The provisions of SFAS No. 159 are effective as of the beginning of fiscal years that start after November 15, 2007 (fiscal year 2008 for us). Management is currently evaluating the impact that SFAS No. 159 will have on our financial position and results of operations upon adoption.

4.	Inventories

Inventories as of December 2005 and 2006 are summarized as follows:

	2005			2006
	SCC	SPLLC	Total	SCC	SPLLC	Other	Total

Raw materials	$21,185	$734	$21,919	$28,511	$1,097	$1,132	$30,740
Work in process	881	—	881	1,299	—	35	1,334
Finished goods	2,520	1,393	3,913	2,640	1,599	—	4,239

	$24,586	$2,127	$26,713	$32,450	$2,696	$1,167	$36,313

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	Property, Plant and Equipment

Property, plant and equipment as of December 2005 and December 2006 are summarized as follows:

	2005			2006
	SCC	SPLLC	Total	SCC	SPLLC	Other	Total

Land	$6,224	$4,812	$11,036	$6,224	$4,812	$—	$11,036
Building and improvements	49,972	54,334	104,306	50,978	54,334	2,826	108,138
Machinery and equipment	155,489	272,443	427,932	176,507	281,409	55,170	513,086
Transportation equipment	18,782	—	18,782	12,514	—	—	12,514
Furniture and fixtures	5,105	—	5,105	6,292	—	60	6,352
CIP	1,134	—	1,134	5,225	—	—	5,225

	236,706	331,589	568,295	257,740	340,555	58,056	656,351
Less: accumulated
depreciation	113,336	150,836	264,172	125,175	167,766	23,712	316,653

	$123,370	$180,753	$304,123	$132,565	$172,789	$34,344	$339,698

Depreciation and amortization expense for the years ended December 2004, 2005 and 2006 was $37,792, $38,068 and $46,854, respectively.

6.	Equity Investments

Included in equity investments in the consolidated balance sheets as of December 2005 and December 2006 are various investments in entities at various ownership percentages, accounted for under the equity method. The value of such equity investments at December 2005 and December 2006 are $8,584 and $1,311, respectively. Certain equity investments in 2005 have been consolidated in 2006 due primarily to changes in ownership percentages during 2006. A summary, on a consolidated basis, of the assets, liabilities and net income for each of the respective years are as follows:

	2005	2006

Total assets	$44,727	$7,688
Total liabilities	26,529	6,681
Total net income	2,414	255

7.	Long-term Debt

Long-term debt as of December 2005 and December 2006 is summarized as follows:

	2005			2006
	SCC	SPLLC	Total	SCC	SPLLC	Other	Total

Total debt	$—	$192,500	$192,500	$2,954	$153,150	$20,025	$176,129
Less current installments	—	5,750	5,750	1,002	5,850	8,096	14,948

Long-term portion	$—	$186,750	$186,750	$1,952	$147,300	$11,929	$161,181

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2005	2006

SCC
Notes payable maturing through 2015	$—	$2,954

SPLLC
Industrial Development Revenue Bonds-Series 1998	$125,000	$123,000
Industrial Development Revenue Bonds-Series 2000	67,500	30,150

	$192,500	$153,150

Other
Equipment loan payable	$—	$10,564
Other notes payable maturing through 2010	—	1,980
Credit facility	—	7,481

	$—	$20,025

SCC

SCC has a financing agreement with four financial institutions with an aggregate credit availability of $65,000 through December 2007. The financing agreement is collateralized principally by certain property, plant and equipment of SCC and a pledge of its ownership interest of SPLLC. Interest is based on variable rates determined principally at LIBOR plus 1%.

In 2006, SCC has six equipment loan payables in the amount of $2,954 with interest rates varying from 3.5% to 7.65% maturing through August 2015.

SPLLC

The outstanding portion of the Series 1998 Bonds mature as follows: $21,800 in November 2014 with interest payable semi-annually at an annual rate of 6.8% and $101,200 in November 2030 with interest payable semi-annually at an annual rate of 7.0%. SPLLC is required to make sinking fund payments to be used for mandatory redemption of the Series 1998 Bonds commencing with a payment of $2,000 in November 2006 and continuing annually in increasing amounts through November 2030. SPLLC is not permitted to redeem any other portion of the Series 1998 Bonds until after November 1, 2008.

The Series 2000 Bonds bear interest on a weekly basis, in accordance with an election contained within the Bond Indenture. The interest rate, which includes the letter of credit fee, in effect as of December 2004, December 2005 and December 2006 was 2.7%, 4.6% and 4.7%, respectively. SPLLC is required to make annual sinking fund payments to be used for mandatory redemption of the Series 2000 Bonds commencing with a payment of $3,750 in July 2004 and continuing annually through 2023. During 2006, SPLLC repaid an additional $33,600 on these bonds and, accordingly, an additional $899 of debt issuance costs were expensed in 2006. Based on the required principal payments, the 2000 Series Bonds will be repaid in 2015.

All the Series of Bonds are collateralized, on an equal basis, by a mortgage lien and security interest in the property, plant and equipment of SPLLC, as well as a security interest in the restricted cash and marketable debt securities. In addition, the Series 2000 Bonds are secured by a $30,150 irrevocable, direct pay letter of credit issued by Citibank through January 2011 (subject to extension).

SPLLC is required to maintain certain levels of reserve accounts with the Trustee. On the accompanying consolidated balance sheets at December 2005 and 2006, $4,396 and $4,945 has been reflected as current restricted cash and $10,764 and $10,773 as non-current restricted cash and investments based upon the anticipated release dates of the funds. These non-current amounts include $10,764 and 10,773 at December 2005 and 2006 of marketable debt securities (U.S. Government and Agency obligations), recorded at amortized cost as discussed in note 3, with fair values of $8,214 and $6,613 at December 2005 and 2006. The gross unrealized gains on

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

held-to-maturity securities were $584 and $475 at December 2005 and 2006, and there were no gross unrealized losses on held-to-maturity securities.

Other

The Company has an equipment loan payable in the amount of $10,564 with a fixed interest rate of 6.96% maturing through 2013. The loan is collateralized by certain equipment with a net book value of $11,231 at December 2006.

SCI has three credit facilities totaling CN $15,000. As of December 2006, $7,481 was drawn down on the facilities. The facilities are either due on demand or have maturities during 2007 and accordingly have been classified as current. All of the credit facilities are collateralized by the assets of SCI.

Annual maturities of long-term debt obligations scheduled for payment subsequent to December 2006 are as follows:

	SCC	SPLLC	Other	Total

2007	$1,002	$5,850	$8,096	$14,948
2008	545	6,050	1,836	8,431
2009	583	6,150	2,266	8,999
2010	741	6,350	1,621	8,712
2011	16	6,550	1,696	8,262
Thereafter	67	122,200	4,510	126,777

	$2,954	$153,150	$20,025	$176,129

8.	Income Taxes

The components of income before income taxes are as follows:

	2004	2005	2006

Domestic	$50,191	$41,597	$68,542
Foreign	—	—	808

	$50,191	$41,597	$69,350

The provision (benefit) for income taxes for 2004, 2005, and 2006 is comprised of the following:

	2004	2005	2006

Current
State	$328	$185	$436
Foreign	—	—	(53)
Deferred
Federal	—	—	72
State	—	70	753
Foreign	—	—	324

Provision for income taxes	$328	$255	$1,532

The major difference between income taxes expected at the U.S. federal statutory income tax rate of 35% and income taxes provided is the Company’s status as an S Corporation, which is exempt from most Federal and State taxes at the corporation level.

The tax effect of temporary differences that comprise the significant portion of the net deferred tax liability as of December 2005 and December 2006 relate primarily to basis differences in fixed assets, investments and

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

intangibles, net operating losses and tax credits deemed fully realizable and timing of certain expense deductions. No valuation allowance has been recorded for any deferred tax asset.

9.	Employee Retirement Benefit Plans

SCI maintains both a defined contribution plan and supplementary retirement benefits plan.

A valuation on the supplementary retirement benefit plan was conducted as of December 2006 and was based on the provisions of the Pension Plan for Employees of SCI and the Supplementary Retirement Benefits Agreement. The plan is not fully funded. Pension expense for the supplementary retirement benefits plan for the year ended December 2006 was $64. Changes to the accrued benefit obligation and the plan asset of the supplementary retirement benefits plan are as follows:

2006
Benefit obligation	$(627)
Fair value of plan assets	313

Funded status	(314)

Unrecognized actuarial gains and unamortized amounts	38

Accrued benefit liability	$(276)

The significant actuarial assumptions adopted in measuring the Company’s accrued benefit obligation are as follows:

2006

Discount rate	5.00%
Expected long-term rate of return
on the plan assets	8.00%
Rate of compensation increase
5.00%

Employer contributions for the defined contribution on pension plan for the year, made by SCI were $216. Future benefit payments are not expected to be significant.

SCC maintains a profit sharing plan for the benefit of eligible employees. Contributions to the plan, which are at SCC’s discretion, were approximately $970, $723, and $1,682 in 2004, 2005 and 2006, respectively.

SPLLC maintains a retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code. Contributions for 2004, 2005 and 2006 were $781, $774 and $1,010, respectively.

Under the terms of various union contracts, SCC is required to make pension contributions on behalf of its union employees. Such expense amounted to approximately $449, $544 and $956 in 2004, 2005 and 2006, respectively.

SCC and SPLLC have a deferred compensation plan for several senior executives, payable at retirement. Liabilities for this plan totaled $6,353 and $7,314 for December 2005 and 2006, respectively.

10.	Solvay Paperboard LLC

SPLLC has an offtake purchase agreements with its members, requiring them to purchase, at market price as defined, all of its production output (subject to certain volume limitations) pro-rata among them in accordance with their membership interests, over a twenty-five year period which expires in 2024. Net sales to SCC and subsidiaries in 2004, 2005 and 2006 were $131,728, $138,078, and $186,539, respectively. Net sales to the minority members in 2004, 2005 and 2006 were $43,682, $45,361 and $28,215, respectively (net of sales price rebates of $9,025, $11,356 and $6,638 in 2004, 2005 and 2006, respectively). This sales price rebate represents a restricted payment that is

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

governed by the covenants of the Series 1998 Bonds (note 7). To make such restricted payments, the covenants require compliance with certain financial ratios, certifications and other general requirements. SPLLC was in compliance with these covenants as of December 2005 and 2006. Included in receivables from related parties at December 2005 and 2006 is $4,799 and $678 due from minority members. Terms of repayment of accounts receivable from the minority members are standard trade terms offered to all credit worthy customers.

In February 2006, SPLLC amended its steam agreement with its provider. This amendment results in SPLLC paying for all steam deliveries at a variable price and requires advance steam payments in 2006 and 2007 totaling approximately $9,524. In consideration, the steam supply agreement was extended through December 31, 2018, with the option to purchase the provider’s facility for $1 on that date. In addition, SPLLC has the right to receive 50% of the Supplier’s profits, if any, until SPLLC has recovered all of the price concessions that it made. If SPLLC were to terminate the agreement prior to 2014, SPLLC would be obligated to pay a termination fee, on a declining basis ranging from approximately $6,600 to $4,300.

11.	Stock Agreements

In January 2005, SCC repurchased 16 of a stockholder’s 32 shares for $2,372, in accordance with the terms of a 2003 stock repurchase agreement. This payment of $2,132 was deducted from capital in excess of par value and $240 from retained earnings. In 2004, SCC repurchased 19 of the stockholder’s remaining shares for $2,365. The payment was deducted from capital in excess of par value. The Company is obligated to repurchase the stockholder’s remaining 16 shares upon the termination of his full-time employment.

12.	Commitments

As of December 2006, the future minimum lease payments under operating leases for premises are as follows:

Total

2007	$2,502
2008	1,921
2009	1,379
2010	1,385
2011	1,072
Thereafter	4,573

$12,832

Rent expense for the years ended December 2004, 2005 and 2006 was approximately $313, $318 and $2,216, respectively.

The Company is a party to legal proceedings and claims arising out of the normal course of business. Management assesses the probability of loss for all legal proceedings and claims and recognizes liabilities for such contingencies, as appropriate. Although the results of these matters cannot be predicted with certainty, in management’s opinion, the final outcome of legal proceedings and claims will not have a material adverse effect on the consolidated results of operations or financial condition of the Company. Accordingly, no accruals have been provided.

The minority shareholder of a consolidated subsidiary has the right to require the subsidiary to repurchase its shares at book value.

The Company has an equity interest in two other entities which are accounted for under the equity method of accounting. Income applicable to equity method accounting investments is reflected in other income and expense. All significant inter-company transactions and balances between both consolidated and entities accounted for using the equity method of accounting have been eliminated. Other equity investees in these entities have the right, under certain circumstances, to require the company to purchase their ownership based upon methods which approximate

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

market value, as noted in the agreements. Such commitment is not material as compared to the Company’s financial position.

13.	Other

Supplemental Cash Flow Information

	2004			2005			2006
	SCC	SPLLC	Total	SCC	SPLLC	Total	SCC	SPLLC	Other	Total

Cash paid for
Interest expense	$698	$10,874	$11,572	$574	$11,063	$11,637	$1,796	$11,517	$1,138	$14,451
Income taxes	$243	$—	$243	$402	$—	$402	$632	$—	$234	$866

During 2005, SCC purchased customer lists and goodwill for $3,325. At December 31, 2005 and 2006, $2,134 of this purchase is included in accrued expenses.

14.	Derivative Instruments

Interest rate swaps are used to reduce the potential impact of increases in interest rates on specified long term debt. On June 8, 2005, SPLLC entered into a forward starting swap agreement related to a notional amount of $112,895 of debt. The effective date of the swap agreement is August 1, 2008 with a termination date of November 1, 2030. The aggregate gain or loss on the Company’s interest rate swap agreement as of December 31, 2005 and December 30, 2006 was not significant.

15.	Credit Concentration and Financial Instruments

Financial instruments which potentially subject the Company to concentrations of credit risk include cash and cash equivalents and account receivable. The Company limits its exposure to credit loss by placing its cash with high quality financial institutions. Concentration of credit risk with respect to trade receivables is limited as the Company’s customer base is diversified and includes manufacturers, retailers, distributors and other corrugated related companies. Except for the aggregate sales to the minority members (note 10), for the years ended December 2004, 2005 and 2006, no single customer accounted for greater than 10% of the Company’s net sales or greater than 10% of accounts receivable at December 2005 and 2006.

The carrying amounts of cash, escrow funds, accounts receivable, accounts payable and accrued expenses approximate fair value due to their short maturity and variable interest rates. Investments in marketable debt securities are stated at amortized cost, and their fair value, is determined by quoted market prices. The fair value of the Company’s long-term debt instruments is deemed to approximate carrying value based upon borrowing rates currently available to the Company for debt with similar terms.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET — UNAUDITED
SEPTEMBER 8, 2007

(Dollars in
thousands)
ASSETS
Current assets
Cash and cash equivalents	$61,868
Restricted cash	7,734
Accounts receivable, trade, net	47,053
Inventories	36,218
Receivables from stockholders and related parties	865
Other current assets	4,435

Total current assets	158,173

Property, plant and equipment, at cost	665,095
Less accumulated depreciation	347,032

Property, plant and equipment, net	318,063

Equity investments	1,369
Restricted cash and marketable debt securities	10,773
Goodwill	20,111
Other assets	14,123

Total assets	$522,612

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable - trade	$31,095
Accrued expenses	40,242
Current maturities of long-term debt	9,361
Dividends payable to minority members of SPLLC	674
Income taxes payable	2,325

Total current liabilities	83,697

Long-term debt	140,230
Other liabilities	1,750
Deferred income taxes	9,739

Total liabilities	235,416

Minority interest in subsidiary	15,530

Commitment and contingencies (Note 13)
Stockholders’ equity
Common stock, $10 par value; authorized 3,500 shares; issued and outstanding 1,534 shares in 2007	15
Retained earnings	270,338
Accumulated other comprehensive income	1,313

Total stockholders’ equity	271,666

Total liabilities & stockholders’ equity	$522,612

The accompanying notes are an integral part of these condensed consolidated financial statements.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
FOR THE THIRTY-SIX WEEKS ENDED SEPTEMBER 9, 2006 AND SEPTEMBER 8, 2007

	2006	2007
	(Dollars in thousands)

Net sales	$346,958	$380,786

Costs and expenses
Cost of sales	256,737	284,012
Selling, general and administrative expenses	41,674	40,390
Gain on sale of property, plant and equipment, net	(1,186)	(751)

	297,225	323,651

	49,733	57,135

Other (expense) income
Interest expense	(10,442)	(7,802)
Interest income	2,623	2,592
(Loss) gain from equity investments, net of impairment	142	150

	(7,677)	(5,060)

Income before provision for income taxes and minority interest	42,056	52,075
Provision for income taxes	1,019	2,381

Income before minority interest	41,037	49,694
Minority interest in net earnings of subsidiaries	(6,755)	(6,303)

Net income	$34,282	$43,391

The accompanying notes are an integral part of these condensed consolidated financial statements.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOWS — UNAUDITED
FOR THE THIRTY-SIX WEEKS ENDED SEPTEMBER 9, 2006 AND SEPTEMBER 8, 2007

	2006	2007
	(Dollars in thousands)

Cash flows from operating activities
Net income	$34,282	$43,391
Adjustments to reconcile net income to net cash provided by operating activities
Minority interest in net earnings of subsidiaries	6,755	6,303
Gain from equity investments	(142)	(150)
Depreciation and amortization	32,105	30,199
Provisions for losses on accounts receivable, trade	1,179	769
Gain on sale of property, plant and equipment, net	(1,186)	(751)
Deferred income taxes	(42)	—
Change in operating assets and liabilities, net of effect of acquisition:
Accounts receivable, trade	10,432	(3,380)
Inventories	(906)	104
Other current assets	(3,899)	(1,158)
Other assets, net	5,522	1,336
Accounts payable — trade	(16,865)	6,870
Accrued expenses	(6,430)	(5,565)
Dividend payable	1,451	288
Income taxes payable	13	2,123

Net cash provided by operating activities	62,269	80,379

Cash flows from investing activities
Proceeds from sales of property, plant and equipment	1,009	466
Purchases of property, plant and equipment	(17,697)	(4,959)
Business acquisition net of cash acquired	(28,820)	—
Other	—	68

Net cash used in investing activities	(45,508)	(4,425)

Cash flows from financing activities
Change in:
Restricted cash and marketable debt securities	(247)	(2,789)
Escrow funds, net	12,500	—
Receivables from stockholders and related parties	1,113	3,249
Increase in other long term liabilities	1,750	—
Proceeds from issuance of long term debt	19,465	—
Principal payments and retirement of long-term debt	(35,375)	(27,003)
Dividends	(11,027)	(37,705)
Minority interest in dividends paid by subsidiaries	(7,959)	(4,927)

Net cash used in financing activities	(19,780)	(69,175)

Net change in cash and cash equivalents	(3,019)	6,779
Cash and cash equivalents
Beginning of period	62,143	55,089

End of period	$59,124	$61,868

Supplemental Cash Flow Information
Cash paid for interest expense	$8,671	$6,267
Cash paid for income taxes	$484	$434

The accompanying notes are an integral part of these condensed consolidated financial statements.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THIRTY-SIX WEEKS ENDED SEPTEMBER 9, 2006 AND SEPTEMBER 8, 2007

1.	Description of Business

Southern Container Corp. (SCC) and its subsidiaries design, print, manufacture and sell a diversified line of corrugated shipping containers and related products. SCC’s majority-owned subsidiary, Solvay Paperboard LLC, (SPLLC) operates three contiguous recycled containerboard machines in Solvay, New York.

At September 8, 2007, SCC owned a 100% interest in Schiffenhaus Industries, Inc. and its two wholly-owned subsidiaries SII and Preflex LLC (PRE). In addition, SCC owned an 86.9% interest in SPLLC, a 68% interest in GraphCorr LLC (GC), a 66.7% interest in Schiffenhaus Canada Inc. (SCI) and a 50% interest in Schiffenhaus California LLC (SC). SCC increased its interest in SPLLC by 7.5%, in SC by 25% and in SCI by 33.3% when it acquired 100% of SII in February 2006. (See acquisition footnote at Note 5.)

On October 31, 2007, the Company entered into an agreement to acquire the remaining 13.1% minority interest in SPLLC effective January 1, 2008 for approximately $55,000.

2.	Interim Financial Statements

Our independent registered public accounting firm has not audited our accompanying condensed consolidated financial statements. In the opinion of our management, the condensed consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair presentation of our financial position as of September 8, 2007 and our results of operations and our cash flows for the thirty-six weeks ended September 9, 2006 and September 8, 2007, respectively.

We have condensed or omitted certain notes and other information from the interim financial statements presented in this report. Therefore, these condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements for the fiscal year ended December 30, 2006.

The results for the thirty-six weeks ended September 8, 2007 are not necessarily indicative of results that may be expected for the full year.

3.	Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The condensed consolidated financial statements include the consolidation of all the entities noted in Note 1 above (collectively, the Company). Minority interest represents the minority members’ proportionate share of the earnings and equity in the Company’s consolidated subsidiaries. The Company utilizes a 52 or 53 week fiscal year which ends on the last Saturday of each calendar year. Interim financial statements are prepared at the end of week 12, week 24 and week 36 of each fiscal year.

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures in these condensed consolidated financial statements. Actual results could differ from those estimates. Significant estimates relate primarily to goodwill, self-insurance reserves, and the reserve for account receivables.

Revenue Recognition

The Company records revenue when title and risk of ownership pass to the customer and when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable and when collectibility is reasonably assured. Amounts charged to customers for delivery are included in net sales, and costs of delivery are included in cost of sales in the accompanying condensed consolidated statements of earnings.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments or those that have original maturities of three months or less to be cash equivalents. Cash equivalents include time deposits, money market funds, and commercial paper.

Account Receivable and Allowances

Receivables consist primarily of customer receivables. Management determines the allowance for doubtful accounts based on historical experience.

Inventories

Inventories are stated at the lower of cost or market. The Company uses the first-in, first-out (FIFO) method of determining inventory cost.

Derivative Financial Instruments

The Company uses derivatives to manage exposure to interest rate fluctuations. The Company’s objective for holding derivatives is to minimize the volatility of cash flows associated with changes in interest rates. The Company does not enter into derivative transactions for trading or speculative purposes.

The Company recognizes derivatives as either assets or liabilities in the condensed consolidated balance sheet and measures these instruments at fair value. Changes in the fair value of those instruments will be reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the condensed consolidated financial statements will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of the cash flows. The Company’s derivatives do not meet the requirements for hedge accounting treatment under the criteria of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and therefore gains and losses arising from changes in fair market value are recorded in the statements of income.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives of the assets as follows:

Building and improvements	7 to 40 years
Machinery and equipment	2 to 12 years
Transportation equipment	5 to 10 years
Furniture and fixtures	3 to 10 years

Maintenance and repairs are charged to expense as incurred and improvements that extend the useful lives of assets are capitalized. Upon retirement or disposal, the asset cost and related accumulated depreciation and amortization is eliminated from the respective accounts and the resulting gain or loss, if any, is reflected in earnings.

Impairment of Long-Lived Assets

The Company applies the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets.” Long-lived assets are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. In reviewing for impairment, the Company compares the carrying value of the assets to the estimated undiscounted future cash flows expected from the use of the assets and their eventual disposition. When the estimated undiscounted future cash flows are less than their carrying amount, an impairment loss is recognized equal to the difference between the assets’ fair value and its carrying amount. The Company believes the future cash flows to be received from its long-lived assets exceed the assets’ carrying value, and accordingly, the Company has not recognized any impairment losses

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Goodwill

The Company accounts for goodwill under the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). SFAS 142 requires the use of a non-amortization approach to account for purchased goodwill and intangibles with indefinite lives. Under a non-amortization approach, goodwill and intangibles are not amortized into results of operations, but instead are reviewed for impairment, and an impairment charge is recorded in the periods in which the recorded carrying value of goodwill is more than its estimated fair value. The provisions of SFAS No. 142 also require that a goodwill impairment test be performed annually or on the occurrence of other events that indicate a potential impairment. As required, the Company performs an impairment test annually. No occurrence of events that may indicate a potential impairment has occurred since the last annual impairment test and, therefore; the Company has not recognized any impairment losses.

Investments

The Company classifies its portfolio of restricted marketable debt securities as “held-to-maturity” and therefore such securities are recorded at amortized cost in accordance with the provisions of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Securities held-to-maturity are those securities that the Company has the ability and intent to hold to maturity. A decline in the fair value of a held-to-maturity security that is deemed other than temporary results in a charge to earnings and results in the establishment of a new cost basis for the security. Interest income is recognized when earned.

Self Insurance

The Company is partially self-insured for liabilities relating to medical and workers’ compensation claims. Expenses are accrued based upon the Company’s estimates of the aggregate liability for claims incurred based upon Company experience. Changes in actual experience could cause these estimates to change in the near term. At September 8, 2007, a reserve for claims incurred but not reported is included in accrued expenses. Reserves are regularly evaluated for adequacy based on the most current available information.

Foreign Currency Translation

Assets and liabilities of SCI are translated into U.S. dollars using the exchange rate in effect at the balance sheet date. Results of its operations are translated using the average exchange rates during the period. Cumulative translation amount of $1,313 at September 8, 2007 is included in accumulated other comprehensive income.

Shipping and Handling Costs

The Company classifies shipping and handling costs as part of cost of sales. Shipping and handling costs were $16,291 and $17,232 for the thirty-six weeks ended September 9, 2006 and September 8, 2007, respectively.

Income Taxes

SCC and certain of its subsidiaries have elected to be taxed as S Corporations for federal and most state tax purposes. Accordingly, for these entities, no provision has been made for federal tax purposes, and state taxes have been provided only for those states that impose an income or franchise tax on S Corporations. SII is taxable as a C Corporation for federal and state tax purposes and such taxes have been provided in these statements.

The Company has decided to permanently reinvest its share of its foreign affiliate’s (SCI) undistributed earnings and therefore, has not provided U.S. income taxes on the repatriation of such earnings.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company expects to fully realize its deferred tax assets.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

New Accounting Standards

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. This provides entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without being required to apply complex hedge accounting provisions. The provisions of SFAS No. 159 are effective as of the beginning of fiscal years that start after November 15, 2007 (fiscal year 2008 for us). Management is currently evaluating the impact that SFAS No. 159 will have on our financial position and results of operations upon adoption.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109” (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). Under FIN 48, the consolidated financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. FIN 48 is likely to cause greater volatility in earnings as more items are recognized discretely within income tax expense. FIN 48 also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. For non-publicly held companies, FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2008 (fiscal year 2009 for us). Management is currently evaluating the impact that FIN 48 will have on our financial position and results of operations upon adoption.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement would be determined based on the assumptions that market participants would use in pricing the asset or liability. SFAS 157 is effective for fiscal years beginning after November 15, 2007 (fiscal year 2008 for us). Management is currently evaluating the impact, if any, upon adoption.

4.	Comprehensive Income

Comprehensive Income for the thirty-six weeks ended September 8, 2007 was $44.7 million, including foreign currency translation adjustments of $1,313. There was no difference between net income and comprehensive income for the thirty-six weeks ended September 9, 2006.

5.	Acquisitions

In February 2006, SCC acquired 100% of the common stock of SII. SII is engaged principally in the manufacture and sale of corrugated packaging for industrial customers located predominantly in the northeastern United States. The aggregate consideration paid was approximately $28,875, including a net working capital adjustment and expenses attributable to the acquisition. The valuation of the assets and liabilities assumed were based on their respective fair values, based upon similar market transactions and outside valuation firm assistance. The results of the

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operations of SII have been included in the Company’s consolidated statement of earnings since the date of acquisition. The following assets and liabilities were acquired, net of cash of $55:

Accounts receivable	$21,280
Other receivables	3,416
Inventories	6,389
Prepaid expenses and other current assets	439
Fixed assets	11,585
Investment in subsidiaries	23,902
Other assets	7,261
Goodwill	14,311
Intangible assets	3,500
Accounts payable and accrued expenses	(36,643)
Deferred tax liability	(6,368)
Long term debt	(20,252)

$28,820

Included in the assets of SII acquired was a 49% interest in PRE. Subsequently, in November 2006, SCC acquired the remaining 51% interest in PRE for $3,510. The goodwill recorded as a result of this acquisition was $2,179.

6.	Income Taxes

The provision for income taxes was $1,019 and $2,381 for the thirty-six weeks ended September 9, 2006 and September 8, 2007 respectively.

The major difference between income taxes expected at the U.S. federal statutory income tax rate of 35% and income taxes provided is the Company’s status as an S Corporation, which is exempt from most Federal and State taxes at the corporation level.

The tax effect of temporary differences that comprise the significant portion of the net deferred tax liability as of September 8, 2007 relate primarily to basis differences in fixed assets, investments and intangibles, net operating losses and tax credits deemed fully realizable and timing of certain expense deductions. No valuation allowance has been recorded for any deferred tax asset.

7.	Inventory

Inventories as of September 8, 2007 are summarized as follows:

	SCC	SPLLC	Other	Total
	(Dollars in thousands)

Raw materials	$28,610	$1,637	$997	$31,244
Work in process	996	—	30	1,026
Finished goods	3,092	856	—	3,948

	$32,698	$2,493	$1,027	$36,218

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Long Term Debt

Long-term debt as of September 8, 2007 is summarized as follows:

	SCC	SPLLC	Other	Total

Total long-term debt	$2,144	$134,400	$13,047	$149,591
Less current installments	585	5,850	2,926	9,361

	$1,559	$128,550	$10,121	$140,230

SCC
Equipment notes payable maturing through August 2015	$2,144

SPLLC
Industrial Development Revenue Bonds-Series 1998	$123,000
Industrial Development Revenue Bonds-Series 2000	11,400

$134,400

Other
Equipment loan payable	$9,841
Other notes payable maturing through 2010	1,391
Credit facility	1,815

$13,047

SCC

SCC has a financing agreement with four financial institutions with an aggregate credit availability of $15,000 through June 2008. The financing agreement is collateralized principally by certain property, plant and equipment of SCC and a pledge of its ownership interest of SPLLC. Interest is based on variable rates determined principally at LIBOR plus 1%.

At September 8, 2007 the interest rates on the SCC notes payables ranged from 3.5% to 7.65%.

SPLLC

The outstanding portion of the Series 1998 Bonds mature as follows: $21,800 in November 2014 with interest payable semi-annually at an annual rate of 6.8% and $101,200 in November 2030 with interest payable semi-annually at an annual rate of 7.0%. SPLLC is required to make sinking fund payments to be used for mandatory redemption of the Series 1998 Bonds commencing with a payment of $2,000 in November 2006 and continuing annually in increasing amounts through November 2030. SPLLC is not permitted to redeem any other portion of the Series 1998 Bonds until after November 1, 2008.

The Series 2000 Bonds bear interest on a weekly basis, in accordance with an election contained within the Bond Indenture. The interest rate, which includes the letter of credit fee, in effect as of September 8, 2007 was 5.1%. SPLLC is required to make annual sinking fund payments to be used for mandatory redemption of the Series 2000 Bonds commencing with a payment of $3,750 in July 2004 and continuing annually through 2023. During the thirty-six weeks ended September 8, 2007, SPLLC repaid an additional $15,000 on these bonds. Based on the required principal payments, the 2000 Series Bonds will be repaid in 2011.

All the Series of Bonds are collateralized, on an equal basis, by a mortgage lien and security interest in the property, plant and equipment of SPLLC, as well as a security interest in the restricted cash and marketable debt securities. In addition, the Series 2000 Bonds are secured by an $11,400 irrevocable, direct pay letter of credit issued by Citibank through January 2011.

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

SPLLC is required to maintain certain levels of reserve accounts with the Trustee. On the accompanying condensed consolidated balance sheet at September 8, 2007, $7,734 has been reflected as current restricted cash and $10,773 as non-current restricted cash and investments based upon the anticipated release dates of the funds. These non-current amounts include $6,138 at September 8, 2007 of marketable debt securities (U.S. Government and Agency obligations), recorded at amortized cost as discussed in note 3, with a fair value of $6,636 at September 8, 2007. The gross unrealized gains on held-to-maturity securities were $498 at September 8, 2007, and there were no gross unrealized losses on held-to-maturity securities.

Other

The Company has an equipment loan payable in the amount of $9,841 with a fixed interest rate of 6.71% maturing through 2013. The loan is collateralized by certain equipment with a net book value of $10,514 at September 8, 2007.

SCI has three credit facilities totaling CN $15,000. As of September 8, 2007, $1,815 was drawn down on the facilities. The facilities are either due on demand or have maturities during 2007 and accordingly have been classified as current. All of the credit facilities are collateralized by the assets of SCI.

9.	Employee Retirement Benefit Plans

SCI maintains both a defined contribution plan and supplementary retirement benefits plan.

Pension expense for the supplementary retirement benefits plan for the thirty-six weeks ended September 9, 2006 and September 8, 2007 was $48 and $45 respectively.

Employer contributions for the defined contribution pension plan for the thirty-six weeks ended September 9, 2006 and September 8, 2007 was $199 and $200 respectively.

SCC maintains a profit sharing plan for the benefit of eligible employees. Contributions to the plan, which are at SCC’s discretion, were approximately $1,165 and $1,205 for the thirty-six weeks ended September 9, 2006 and September 8, 2007 respectively.

SPLLC maintains a retirement savings plan pursuant to Section 401(k) of the Internal Revenue Code. Contributions for the thirty-six weeks ended September 9, 2006 and September 8, 2007 were $612 and $645 respectively.

Under the terms of various union contracts, SCC is required to make pension contributions on behalf of its union employees. Such expense amounted to approximately $559 and $787 for the thirty-six weeks ended September 9, 2006 and September 8, 2007 respectively.

10.	Solvay Paperboard LLC

SPLLC has offtake purchase agreements with all of its members, including SCC and its subsidiaries, requiring them to purchase, at market price as defined, all of SPLLC’s production output (subject to certain volume limitations) pro-rata among them in accordance with their membership interests, over a twenty-five year period which expires in 2024. Net sales to SCC and its subsidiaries for the thirty-six weeks ended September 9, 2006 and September 8, 2007 were $123,554, and $138,355 respectively. Net sales to the minority members for the thirty-six weeks ended September 9, 2006 and September 8, 2007 were $19,259 and $21,309 respectively (net of sales price rebates of $3,722 and $4,173 respectively). This sales price rebate represents a restricted payment that is governed by the covenants of the Series 1998 Bonds (Note 8). In order to make such restricted payments, the covenants require SPLLC to be in compliance with certain financial ratios, certifications and other general requirements. SPLLC was in compliance with these covenants as of September 8, 2007 and throughout the recording period. Terms of repayment of accounts receivable from the minority members are standard trade terms offered to all credit worthy customers.

In February 2006, SPLLC amended its steam agreement with its provider. This amendment resulted in SPLLC agreeing to pay for all future steam deliveries at a variable price and required advance payments to be made in fiscal years 2006 and 2007 totaling approximately $9,524. In consideration, the steam supply agreement was extended

SOUTHERN CONTAINER CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

through December 31, 2018, with the option to purchase the provider’s facility for $1 on that date. In addition, SPLLC has the right to receive 50% of the Supplier’s profits, if any, until SPLLC has recovered all of the price concessions that it made as a result of the February 2006 amendment. If SPLLC were to terminate the agreement prior to 2014, SPLLC would be obligated to pay a termination fee, on a declining basis ranging from approximately $6,200 to $4,300.

11.	Stock Agreements

The Company is obligated to repurchase a stockholder’s remaining 16 shares upon the termination of his full-time employment.

12.	Derivative Instruments

Interest rate swaps are used to reduce the potential impact of increases in interest rates on specified long term debt. On June 8, 2005, SPLLC entered into a forward starting swap agreement related to a notional amount of $112,895 of debt. The effective date of the swap agreement is August 1, 2008 with a termination date of November 1, 2030. The aggregate gain or loss on the Company’s interest rate swap agreement as of September 8, 2007 was not significant.

13.	Commitments

The Company is a party to legal proceedings and claims arising out of the normal course of business. Management assesses the probability of loss for all legal proceedings and claims and recognizes liabilities for such contingencies, as appropriate. Although the results of these matters cannot be predicted with certainty, in management’s opinion, the final outcome of legal proceedings and claims will not have a material adverse effect on the consolidated results of operations or financial condition of the Company. Accordingly, no accruals have been provided.

The minority shareholder of a consolidated subsidiary has the right to require the subsidiary to repurchase its shares at book value.

The Company has an equity interest in two other entities which are accounted for under the equity method of accounting. Income applicable to equity method accounting investments is reflected in other income and expense. All significant inter-company transactions and balances between both consolidated and entities accounted for using the equity method of accounting have been eliminated. Other equity investees in these entities have the right, under certain circumstances, to require the company to purchase their ownership based upon methods which approximate market value, as noted in the agreements. Such commitment is not material as compared to the Company’s financial position.